January 12, 2000



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by Kemper New Europe Fund, Inc. (formerly Scudder New Europe Fund, Inc.) (copy attached), which we understand will be filed with the Commission, pursuant to Item 77K, as part of the Fund's Form N-SAR report for the year ended October 31, 1999. We agree with the statements concerning our Firm in such Form N-SAR.

Very truly yours,


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP